UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 29, 2016

MASTECH HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400, Moon Township, PA	15108
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 29, 2016, D. Kevin Horner resigned as President and Chief Executive Officer of Mastech Holdings, Inc. (the “Company”) and as a member of the Board of Directors of the Company (the “Board”), effective immediately. Mr. Horner’s decision to resign as a member of the Board did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with such resignation, Mr. Horner will receive the payments and other benefits provided for in Section 8(b) of his Executive Employment Agreement, as amended and restated on March 20, 2014, by and among Mastech, Inc., the Company and Mr. Horner (the “Employment Agreement”). The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which was filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 21, 2014 and is incorporated by reference herein.

On March 1, 2016, the Board appointed Vivek Gupta, age 52, as the Company’s President and Chief Executive Officer and as a member of the Board, effective immediately.

Prior to joining the Company, from October 2015 to February 2016, Mr. Gupta served as the Chief Executive – Americas, RPG Group for RPG Enterprises, an Indian business conglomerate investing in portfolio companies in the areas of automotive tires, IT, infrastructure, pharmaceuticals, energy and plantations. Prior to joining RPG Enterprises, Mr. Gupta spent more than 30 years working for Zensar Technologies, Ltd. (“Zensar”), a global information technology services company, which is also a portfolio company of the RPG Group. Most recently, from 2011 to 2015, Mr. Gupta served as the Chief Executive of Global Infrastructure Management Services and as the Executive Chairman of Zensar’s IT infrastructure management services business. Mr. Gupta received his Bachelor of Technology from the Indian Institute of Technology and has attended executive management programs at the Indian Institute of Management and the University of Pennsylvania. Mr. Gupta’s service as the President and Chief Executive Officer of the Company and his experience as a senior executive for other IT companies led to the Board’s conclusion that he should also serve as a Director of the Company.

On January 28, 2016, the Company entered into an Executive Employment Agreement (the “Agreement”) with Mr. Gupta, to be effective on March 1, 2016. The Agreement provides for a term that shall continue until terminated in accordance with the termination provisions set forth in the Agreement.

The Agreement provides that Mr. Gupta will receive a base salary of $350,000, which may be reviewed by the Board annually and adjusted, in the sole discretion of the Board. Mr. Gupta shall also be eligible to earn an annual bonus of $175,000 subject to the attainment of financial and operation targets set by the Compensation Committee of the Board.

In addition, Mr. Gupta will, subject to shareholder approval, be granted a non-qualified stock option to purchase 250,000 shares of the Company’s common stock, which will vest 20% (50,000 options) per year on each anniversary of the grant date.

In the event that Mr. Gupta is terminated without “Cause” (as defined in the Agreement) by the Company or Mr. Gupta voluntarily terminates his employment for “Good Reason” (as defined in the Agreement), in each case other than within 12 months following a “Change of Control” (as defined in the Agreement), he shall be entitled to (i) wages, benefits or other compensation, other than salary and benefits (excluding options), earned through the date of termination, (ii) severance payments equal to six months’ salary, and (iii) continued coverage under the Company’s medical benefit plan for a specified period.

In the event that Mr. Gupta is terminated without “Cause” by the Company or Mr. Gupta voluntarily terminates his employment for “Good Reason”, in each case within twelve months following a Change of Control, he shall be entitled to (i) wages, benefits or other compensation, other than salary and benefits (excluding options), earned through the date of termination, (ii) one lump sum payment equal to (a) Mr. Gupta’s average base salary for the last three years, and (b) Mr. Gupta’s average annual performance-based cash bonus received for the last three years, (iii) up to 24 months of continued coverage under the Company’s group health plans (medical, dental and vision), (iv) acceleration in full of the vesting and/or exercisability of Mr. Gupta’s outstanding equity awards, and (v) reimbursement of up to $25,000 for outplacement services.

Mr. Gupta shall have certain continuing obligations under the Agreement, including but not limited to agreements not to compete and non-disclosure and non-use of confidential information, following the termination of his employment.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Mr. Gupta serves at the discretion of the Board. There are no family relationships between Mr. Gupta and any director or executive officer of the Company, and Mr. Gupta is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 29, 2016, the Company issued a press release announcing Mr. Horner’s resignation as President and Chief Executive Officer and as a member of the Board and Mr. Gupta’s appointment as President and Chief Executive Officer and as a member of the Board. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)

10.1	Executive Employment Agreement by and among Mastech, Inc., Mastech Holdings, Inc., and D. Kevin Horner, as amended and restated on March 20, 2014 (incorporated by reference to Exhibit 10.6 to Mastech Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 21, 2014).

10.2	Executive Employment Agreement, dated January 28, 2016, by and among Mastech, Inc., Mastech Holdings, Inc. and Vivek Gupta.

99.1	Press Release issued by Mastech Holdings, Inc. on February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer

March 3, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement by and among Mastech, Inc., Mastech Holdings, Inc., and D. Kevin Horner, as amended and restated on March 20, 2014 (incorporated by reference to Exhibit 10.6 to Mastech Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 21, 2014).

10.2	Executive Employment Agreement, dated January 28, 2016, by and among Mastech, Inc., Mastech Holdings, Inc. and Vivek Gupta.

99.1	Press Release issued by Mastech Holdings, Inc. on February 29, 2016.